Clearway Energy, Inc. Reports Third Quarter 2026 Financial Results

•Fleet Enhancement program continues to advance with over 600 MW of repowerings and 774 MW of new awarded and signed capacity contracts for the Flexible Generation fleet at 8-10 year contract tenors
•Sponsor-enabled growth program executing on-track with Swan Solar and Honeycomb 2 investments now committed and receipt of an offer for the Heartland Solar Plus Storage complex
•Growth roadmap accelerating and extending — with Sponsor-developed pipeline growing to ~16 GW, and now including over 6 GW of committed and identified opportunities for potential investment through 2030
•Reaffirming 2026 financial guidance and initiating 2027 financial guidance

PRINCETON, NJ — November 9, 2026 — Clearway Energy, Inc. (NYSE: CWEN) (the “Company”) today reported third quarter 2026 financial results, including Net Income of $123 million, Adjusted EBITDA of $435 million, Cash from Operating Activities of $324 million, and Cash Available for Distribution (CAFD) of $173 million.

"Since last quarter, we have committed to two additional drop-downs from Clearway Energy Group LLC (“Clearway Group”), secured further revenue contracting for our Flexible Generation fleet at long contract tenors, and increased our committed and identified drop-down opportunities (which have increased by over 100% since the beginning of the year), enabling us to reiterate a pathway to the top end or better of our 2030 CAFD per share target. Following our annual strategic planning process, we are also pleased to announce our initial 2031 financial target range of $3.20 to $3.40 of CAFD per share, representing a compound annual growth rate of 7–8% from our 2025 baseline. Further bolstering our outlook is the advancement of our pipeline of co-located digital infrastructure projects, which could ultimately enable us to deliver above the top end of those growth goals as our first complex targets completion over 2029-2030. With the building blocks needed to fulfill these objectives increasingly transparent and in view, we have conviction that we can deliver on our long-term objectives. In the near term, execution remains on track, with our revised 2026 guidance reiterated and our initial 2027 guidance range aligned with our prior commitments," said Craig Cornelius, the Company’s President and Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution (CAFD) used in this news release are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/26	9/30/25	9/30/26	9/30/25
Flexible Generation	15	39	35	30
Renewables & Storage	167	31	207	24
Corporate	(59)	(10)	(157)	(86)
Net Income/(Loss)	$123	$60	$85	$(32)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/26	9/30/25	9/30/26	9/30/25
Flexible Generation	70	60	168	156
Renewables & Storage	378	334	968	853
Corporate	(13)	(9)	(35)	(29)
Adjusted EBITDA	$435	$385	$1,101	$980

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/26	9/30/25	9/30/26	9/30/25
Cash from Operating Activities	$324	$225	$939	$511
Cash Available for Distribution (CAFD)	$173	$166	$410	$395

For the third quarter of 2026, the Company reported Net Income of $123 million, Adjusted EBITDA of $435 million, Cash from Operating Activities of $324 million, and CAFD of $173 million. Net Income increased versus the third quarter of 2025 primarily due to the contribution of growth investments and mark-to-market for interest rate swaps. Adjusted EBITDA results in the third quarter of 2026 were higher than the third quarter of 2025 due to the contribution of growth investments. CAFD results in the third quarter of 2026 were in line with the third quarter of 2025 due to higher EBITDA.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
Flexible Generation Equivalent Availability Factor	93.8%	92.5%	93.3%	92.3%
Solar MWh generated/sold	3,413	2,936	9,295	7,654
Wind MWh generated/sold	2,424	2,276	8,680	8,420
Renewables & Storage generated/sold[2]	5,837	5,212	17,975	16,074

In the third quarter of 2026, availability at the Flexible Generation segment was higher than the third quarter of 2025 primarily due to strong operational execution. Generation in the Renewables & Storage segment during the third quarter of 2026 was 12% higher than the third quarter of 2025 primarily due to the contribution of growth investments.

1 Excludes equity method investments
2 MWh generated/sold includes 72 and 62 MWh (in thousands) associated with curtailment activities for the three months ended September 30, 2026 and 2025, respectively, and 1,099 and 852 for the nine months ended September 30, 2026 and 2025, respectively.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	9/30/2026	12/31/2025
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$51	$37
Subsidiaries	282	194
Restricted Cash:
Operating accounts	177	146
Reserves, including debt service, distributions, performance obligations and other reserves	236	441
Total Cash, Cash Equivalents and Restricted Cash	746	818
Revolving credit facility availability	356	243
Total Liquidity	$1,102	$1,061

Total liquidity as of September 30, 2026, was $1,102 million, which was $41 million higher than as of December 31, 2025, primarily due to CAFD results year-to-date and the issuance by Clearway Energy Operating LLC of $600 million in aggregate principal amount of its senior unsecured notes due 2034.
As of September 30, 2026, the Company’s liquidity included $413 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company’s projects that are restricted in their use. As of September 30, 2026, these restricted funds were comprised of $177 million designated to fund operating expenses, approximately $101 million designated for current debt service payments, and $91 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $44 million is held in distribution reserve accounts.
Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Flexible Generation Contracting at Walnut Creek

On November 4, 2026, the Company contracted with a load-serving entity for between 200 MW and 500 MW of Walnut Creek’s capacity commencing in January 2027 and ending in December 2034. The contracted net qualifying capacity is at terms consistent with the budgetary assumptions for the Company’s long-term financial targets.

Heartland Solar Plus Storage

In the fourth quarter of 2026, Clearway Group offered the Company the opportunity to enter into a partnership arrangement to own cash equity interests in a 439 MW solar plus storage project located in California. The project has been awarded 20-year PPAs with investment-grade utilities and is targeting commercial operations in the second half of 2028. The potential corporate capital commitment for the investment is expected to be approximately $130 million. The investment is subject to negotiation with Clearway Group and the review and approval by the Corporate Governance, Conflicts and Nominating Committee of the Company’s Board of Directors.

Honeycomb Phase 2 Storage

On October 1, 2026, the Company, through an indirect subsidiary, entered into an agreement with Clearway Group to acquire equity interests in a 210 MW storage portfolio located in Utah that is expected to reach commercial operations in 2027 for approximately $119 million in cash consideration, subject to closing adjustments. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2027. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $12 million beginning January 1, 2028.

Swan Solar

On September 23, 2026, the Company, through an indirect subsidiary, entered into an agreement with Clearway Group to acquire equity interests in a 650 MW solar project located in Missouri that is expected to reach commercial operations in 2028 for approximately $230 million in cash consideration, subject to closing adjustments. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2028. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $24 million beginning January 1, 2029.

Quarterly Dividend

On November 9, 2026, the Company’s Board of Directors declared a quarterly dividend on the Company’s Class C common stock of $0.4824 per share payable on December 15, 2026, to stockholders of record as of December 1, 2026.
Seasonality

The Company’s quarterly operating results are impacted by seasonal factors, as well as weather variability, which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated during the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reiterating its 2026 full-year CAFD guidance range of $430 million to $470 million. The midpoint of the 2026 financial guidance range is based on renewable energy production estimates for the remainder of the year, while the range reflects a distribution of potential outcomes on resource and performance. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

The Company is establishing a 2027 full-year CAFD guidance range of $520 million to $590 million. The midpoint of the 2027 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a distribution of potential outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On November 9, 2026, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 13.9 GW of gross capacity in 27 states, including 11.1 GW of wind, solar, and energy storage and over 2.8 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s common stock is traded on the New York Stock Exchange under the symbol CWEN. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the “Company’s” dividend expectations and its operations, its facilities and its financial results, statements regarding the likelihood, terms, timing and/or consummation of the transactions described in this news release, the potential benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Group (collectively and together with their affiliates, “Related Persons”), as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated in this news release include, among others, the Company's ability to maintain and grow its quarterly dividend; potential risks relating to the Company's relationships with Clearway Group and its owners; the Company’s ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties; risks related to the Company's ability to acquire assets, including risks that offered or committed transactions from Related Persons may not be approved, on the terms proposed or otherwise, by the Corporate Governance, Conflicts, and Nominating Committee of the Company’s Board of Directors (the “GCN”), or if approved, timely consummated; the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise; the Company’s substantial indebtedness and the possibility that the Company may incur additional indebtedness going forward; changes in law, including judicial decisions; hazards customary to the power production industry and power generation operations, such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that the Company may not have adequate insurance to cover losses as a result of such hazards; the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations; the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements; the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices; government regulations, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws; operating and financial restrictions placed on the Company that are contained in the facility-level debt facilities and other agreements of the Company and its subsidiaries; and cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that the Company may not have adequate insurance to cover losses resulting from such hazards or the inability of the Company’s insurers to provide coverage. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

In addition, this news release contains reference to certain offered and committed transactions with Related Persons, which transactions are subject to the review, negotiation and approval of the GCN. Transactions referred to as “offered” (or any variation thereof) have been presented to the Company by the Related Persons, but the terms remain subject to review and negotiation by the GCN. Transactions may have been recently offered or undergone more extensive negotiations. Unless otherwise noted, no assumptions should be made with respect to the stage of negotiation of an offered transaction, nor should any assumptions be made that any offered transaction will be approved, committed or ultimately consummated on the terms described herein or at all. Transactions referred to as “committed” or “signed” (or any variation thereof) represent transactions which have been approved by the GCN and for which definitive agreements have been delivered; however, such transactions have not yet been consummated and remain subject to various risks and uncertainties (including financing, third party consents and arrangements and regulatory approvals). The Company provides information regarding offered and committed transactions believing that such information is useful to an understanding of the Company’s business and operations; however, given the uncertainty of such transactions, undue reliance should not be placed on any expectations regarding such transactions and the Company can give no assurance that such expectations will prove to be correct, as actual results may vary materially.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution guidance and CAFD per share targets included in this news release are estimates as of today’s date, November 9, 2026, and are based on assumptions believed to be reasonable as of this date. The Company expressly disclaims any current intention to update such guidance or targets. The foregoing review of factors that could cause the Company's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive and should be considered in connection with information regarding risks and uncertainties that may affect the Company's future results included in the Company's filings with the Securities and Exchange Commission at www.sec.gov. In addition, the Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Operating Revenues
Total operating revenues	$522	$429	$1,357	$1,119
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	167	128	450	381
Depreciation, amortization and accretion	198	176	576	502
General and administrative	13	10	39	31
Transaction and integration costs	9	3	21	8
Total operating costs and expenses	387	317	1,086	922
Operating Income	135	112	271	197
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	29	15	45	27
Other income, net	12	7	28	22
Loss on debt extinguishment	—	(7)	(5)	(7)
Interest expense	(43)	(98)	(249)	(297)
Total other expense, net	(2)	(83)	(181)	(255)
Income (Loss) Before Income Taxes	133	29	90	(58)
Income tax expense (benefit)	10	(31)	5	(26)
Net Income (Loss)	123	60	85	(32)
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	72	(172)	75	(291)
Net Income Attributable to Clearway Energy, Inc.	$51	$232	$10	$259
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	—	35	15	35
Weighted average number of Class C common shares outstanding - basic and diluted	121	83	106	83
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.42	$1.97	$0.08	$2.20
Dividends Per Class A Common Share	$—	$0.4456	$0.4602	$1.3152
Dividends Per Class C Common Share	$0.4750	$0.4456	$1.4028	$1.3152

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	September 30, 2026	December 31, 2025
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$333	$231
Restricted cash	413	587
Accounts receivable — trade	244	162
Accounts receivable — affiliates	—	1
Inventory	89	75
Derivative instruments	122	29
Prepayments and other current assets	86	67
Total current assets	1,287	1,152
Property, plant and equipment, net	12,111	11,596
Other Assets
Equity investments in affiliates	391	291
Intangible assets for power purchase agreements, net	2,271	2,294
Other intangible assets, net	63	66
Deferred income taxes	—	172
Derivative instruments	292	127
Right-of-use assets, net	768	714
Other non-current assets	190	243
Total other assets	3,975	3,907
Total Assets	$17,373	$16,655
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$539	$708
Accounts payable — trade	173	95
Accounts payable — affiliates	30	32
Derivative instruments	11	52
Accrued interest expense	43	52
Accrued expenses and other current liabilities	82	79
Total current liabilities	878	1,018
Other Liabilities
Long-term debt	8,897	7,898
Deferred income taxes	175	45
Derivative instruments	61	308
Long-term lease liabilities	823	796
Other non-current liabilities	772	676
Total other liabilities	10,728	9,723
Total Liabilities	11,606	10,741
Redeemable noncontrolling interest in subsidiaries	123	103
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class B, Class C and Class D common stock, $0.01 par value; 2,500,000,000 shares authorized (Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 205,274,852 shares issued and outstanding (Class B 42,738,750, Class C 121,174,960, Class D 41,361,142) at September 30, 2026 and 203,773,674 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 84,844,929, Class D 41,576,142) at December 31, 2025	1	1
Additional paid-in capital	1,732	1,715
Retained earnings	104	213
Accumulated other comprehensive income (loss)	77	(5)
Noncontrolling interest	3,730	3,887
Total Stockholders’ Equity	5,644	5,811
Total Liabilities and Stockholders’ Equity	$17,373	$16,655

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2026	2025
Cash Flows from Operating Activities
Net Income (Loss)	$85	$(32)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(45)	(27)
Distributions from unconsolidated affiliates	25	19
Depreciation, amortization and accretion	576	502
Amortization of financing costs and debt discounts	15	11
Amortization of intangibles and out-of-market contracts	150	137
Loss on debt extinguishment	5	7
Reduction in carrying amount of right-of-use assets	14	12
Changes in deferred income taxes	7	(26)
Changes in derivative instruments and amortization of accumulated OCI/OCL	(126)	4
Proceeds from transferable tax credits	282	—
Changes in other working capital	(49)	(96)
Net Cash Provided by Operating Activities	939	511
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(223)	(324)
Acquisition of Drop Down Assets, net of cash acquired	(90)	(219)
Capital expenditures	(407)	(213)
Payments for equipment deposits and asset purchases from affiliate	(107)	—
Return of investment from unconsolidated affiliates	16	14
Investments in unconsolidated affiliates	(91)	—
Other	6	3
Net Cash Used in Investing Activities	(896)	(739)
Cash Flows from Financing Activities
(Distributions to) contributions from noncontrolling interests, net	(112)	734
Proceeds from the issuance of Class C common stock	50	—
Payments of dividends and distributions	(288)	(266)
Pro-rata distributions to CEG	—	(7)
Buyout of noncontrolling interest	(3)	(3)
Proceeds from the revolving credit facility	262	480
Payments for the revolving credit facility	(479)	(75)
Proceeds from the issuance of long-term debt	1,245	472
Payments of debt issuance costs	(27)	(7)
Payments for long-term debt	(760)	(1,191)
Other	(3)	(1)
Net Cash (Used in) Provided by Financing Activities	(115)	136
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(72)	(92)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	818	733
Cash, Cash Equivalents and Restricted Cash at End of Period	$746	$641

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2026
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2025	$—	$1	$1,715	$213	$(5)	$3,887	$5,811
Net (loss) income	—	—	—	(163)	—	133	(30)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	5	5	10
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(64)	(64)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(178)	(178)
Transfers of assets under common control	—	—	—	—	—	(1)	(1)
Cardinal Portfolio acquisition	—	—	—	—	—	2	2
Buyout of noncontrolling interest	—	—	2	—	—	(5)	(3)
Proceeds from the issuance of Class C common stock	—	—	50	—	—	—	50
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(56)	—	(39)	(95)
Balances at March 31, 2026	—	1	1,768	(6)	—	3,740	5,503
Net income	—	—	—	122	—	100	222
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	9	10	19
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(62)	(62)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(45)	(45)
Transfers of assets under common control	—	—	—	—	—	(81)	(81)
Non-cash adjustments for change in tax basis	—	—	12	—	—	—	12
Stock-based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	(52)	(4)	—	(39)	(95)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2026	—	1	1,730	111	9	3,622	5,473
Net income	—	—	—	51	—	101	152
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	62	70	132
Contributions from CEG, net of distributions, cash	—	—	—	—	—	6	6
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(28)	(28)
Transfer of assets under common control	—	—	—	—	6	(2)	4
Non-cash adjustments for change in tax basis	—	—	1	—	—	—	1
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(58)	—	(40)	(98)
Other	—	—	—	—	—	1	1
Balances at September 30, 2026	$—	$1	$1,732	$104	$77	$3,730	$5,644

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2025
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net loss	—	—	—	(3)	—	(101)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	—	1	1,735	200	—	3,484	5,420
Net income (loss)	—	—	—	30	—	(12)	18
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	46	46
Contributions from noncontrolling interest, net of distributions, cash	—	—	—	—	—	238	238
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(7)	(7)
Transfers of assets under common control	—	—	(93)	—	(6)	(8)	(107)
Non-cash adjustments for change in tax basis	—	—	27	—	—	—	27
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(38)	(89)
Other	—	—	—	(1)	—	2	1
Balances at June 30, 2025	—	1	1,670	178	(10)	3,696	5,535
Net income (loss)	—	—	—	232	—	(10)	222
Unrealized loss on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	(3)	(2)	(5)
Contributions from CEG, cash	—	—	—	—	—	5	5
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	144	144
Transfer of assets under common control	—	—	—	—	—	(143)	(143)
Buyout of noncontrolling interest	—	—	—	—	—	(3)	(3)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(53)	—	(37)	(90)
Other	—	—	—	1	—	—	1
Balances at September 30, 2025	$—	$1	$1,689	$358	$(13)	$3,650	$5,685

Appendix Table A-1: Three Months Ended September 30, 2026, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$15	$167	$(59)	$123
Plus:
Income Tax Expense	—	—	10	10
Interest Expense, net	9	4	25	38
Depreciation, Amortization, and ARO	28	169	1	198
Contract Amortization	5	45	—	50
Mark to Market (MtM) (Gain)/Loss on economic hedges	9	(11)	—	(2)
Transaction and integration costs	—	—	9	9
Other non-recurring	2	—	—	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	2	4	—	6
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$70	$378	$(13)	$435

Appendix Table A-2: Three Months Ended September 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$39	$31	$(10)	$60
Plus:
Income Tax Benefit	—	—	(31)	(31)
Interest Expense, net	8	55	28	91
Depreciation, Amortization, and ARO	28	148	—	176
Contract Amortization	5	45	—	50
Mark to Market (MtM) (Gain)/Loss on economic hedges	(25)	30	—	5
Transaction and integration costs	—	—	3	3
Other non-recurring	2	8	—	10
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	10	—	13
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$60	$334	$(9)	$385

Appendix Table A-3: Nine Months Ended September 30, 2026, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$35	$207	$(157)	$85
Plus:
Income Tax Expense	—	—	5	5
Interest Expense, net	23	117	89	229
Depreciation, Amortization, and ARO	84	490	2	576
Contract Amortization	14	138	—	152
Loss on Debt Extinguishment	—	5	—	5
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	(34)	—	(34)
Transaction and Integration costs	—	—	21	21
Other Non-recurring	4	18	2	24
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	8	27	—	35
Non-Cash Equity Compensation	—	—	3	3
Adjusted EBITDA	$168	$968	$(35)	$1,101

Appendix Table A-4: Nine Months Ended September 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$30	$24	$(86)	$(32)
Plus:
Income Tax Benefit	—	—	(26)	(26)
Interest Expense, net	24	178	73	275
Depreciation, Amortization, and ARO	84	418	—	502
Contract Amortization	14	125	—	139
Mark to Market (MtM) (Gain)/Loss on economic hedges	(7)	36	—	29
Transaction and Integration costs	—	—	8	8
Other Non-recurring	2	36		38
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	9	29	—	38
Non-Cash Equity Compensation	—	—	2	2
Adjusted EBITDA	$156	$853	$(29)	$980

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/26	9/30/25	9/30/26	9/30/25
Adjusted EBITDA	$435	$385	$1,101	$980
Cash interest paid	(137)	(102)	(319)	(273)
Changes in prepaid and accrued liabilities for tolling agreements	21	20	5	4
Adjustments to reflect sale-type leases and payments for lease expenses	2	2	5	5
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(35)	(27)	(80)	(65)
Distributions from unconsolidated affiliates	10	6	25	19
Proceeds from transferable tax credits[3]	—	—	3	—
Changes in working capital and other	28	(59)	199	(159)
Cash from Operating Activities	324	225	939	511
Changes in working capital and other	(28)	59	(199)	159
Return of investment from unconsolidated affiliates	8	4	16	14
Net contributions (to)/from non-controlling interest[4]	(25)	(28)	(73)	(62)
Cash receipts from notes receivable	11	4	13	7
Maintenance capital expenditures	(4)	(2)	(9)	(11)
Principal amortization of indebtedness[5]	(114)	(96)	(279)	(235)
Cash Available for Distribution before Adjustments	172	166	408	383
Net impact of drop downs from timing of construction debt service	1	—	2	12
Cash Available for Distribution	$173	$166	$410	$395
3 2026 excludes $279 million of proceeds from tax credit transfers related to Pine Forest, which were primarily used to repay bridge loans.
4 2026 excludes $39 million of net distributions primarily related to Goat Mountain, Honeycomb, Pine Forest, Rosamond South I and Rosamond South II; 2025 excludes $796 million of net contributions primarily related to Dan’s Mountain, Luna Valley, Pine Forest and Rosamond South I.
5 2026 excludes $481 million primarily for the repayment of bridge loans in connection with Honeycomb and Pine Forest; 2025 excludes $844 million for the repayment of bridge loans in connection with Dan’s Mountain, Luna Valley, Pine Forest and Rosamond South I, and $112 million for the refinancing of Buckthorn solar.

Appendix Table A-6: Nine Months Ended September 30, 2026, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2026:

Nine Months Ended
($ in millions)	9/30/26
Sources:
Proceeds from issuance of long-term debt	$1,245
Net cash provided by operating activities	939
Proceeds from the revolving credit facility	262
Proceeds from the issuance of Class C common stock	50
Return of investments from unconsolidated affiliates	16

Uses:
Payments for long-term debt	(760)
Payments for the revolving credit facility	(479)
Capital expenditures	(407)
Payments of dividends and distributions	(288)
Acquisitions, net of cash acquired	(223)
(Distributions to) contributions from noncontrolling interests, net	(112)
Payments for equipment deposits and asset purchases from affiliate	(107)
Investments in unconsolidated affiliates	(91)
Acquisition of Drop Down Assets, net of cash acquired	(90)
Payments of debt issuance costs	(27)

Change in total cash, cash equivalents and restricted cash	$(72)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2026 Full Year Guidance Range	2027 Full Year Guidance Range
Net Income	(35) - 5	35 - 105
Income Tax Expense	(2)	—
Interest Expense, net	388	448
Depreciation, Amortization, Contract Amortization and ARO	980	1,062
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	58	55
Non-Cash Equity Compensation	4	6
Adjusted EBITDA	1,393 - 1,433	1,606 - 1,676
Cash interest paid	(388)	(440)
Changes in prepaid and accrued liabilities for tolling agreements	(3)	(2)
Adjustments to reflect sale-type leases and payments for lease expenses	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(95)	(96)
Cash distributions from unconsolidated affiliates[6]	43	44
Cash from Operating Activities	956 - 996	1,118 - 1,188
Net distributions to non-controlling interest[7]	(134)	(150)
Cash receipts from notes receivable	6	9
Maintenance capital expenditures	(14)	(35)
Principal amortization of indebtedness[8]	(384)	(422)
Cash Available for Distribution	430 - 470	520 - 590

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Honeycomb 2 Portfolio 5 Year Ave. 2028-2032	Swan Solar 5 Year Ave. 2029-2033
Net Income	1	(12)
Interest Expense, net	6	28
Depreciation, Amortization, and ARO	23	54
Adjusted EBITDA	30	70
Cash interest paid	(7)	(28)
Cash from Operating Activities	23	42
Net distributions to non-controlling interest	(4)	(11)
Maintenance capital expenditures	(2)	—
Principal amortization of indebtedness	(5)	(7)
Estimated Cash Available for Distribution	12	24
6 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
7 Includes tax equity proceeds and distributions to tax equity partners
8 Excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because the Company considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write-offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons the Company considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Where references are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact, the Company has not provided a reconciliation other than the reconciliation of 2026 and 2027 guidance set forth in Appendix Table A-7. The Company could not provide such reconciliation without unreasonable effort because such EBITDA and Adjusted EBITDA numbers are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items, including EBITDA. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution, or CAFD, is defined as of September 30, 2026 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.

Where references are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact, the Company has not provided a reconciliation other than the reconciliation of 2026 and 2027 guidance set forth in Appendix Table A-7. The Company could not provide such reconciliation without unreasonable effort because such CAFD numbers are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items, including CAFD. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.